UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 30, 2007

g8wave Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	13-3513270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 Brookline Avenue, Suite 201 Boston, Massachusetts	02215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 892-9090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Agreement.

On October 30, 2007, the registrant’s wholly-owned subsidiary, g8wave, Inc. (the “Subsidiary,” and together with the registrant, the “Company”) provided written notice to New Century Capital Partners, LLC (“New Century”) of the Subsidiary’s intent to terminate that certain engagement letter, dated February 7, 2007, between New Century and the Subsidiary, as such engagement letter was amended by that certain letter agreement between the parties dated March 29, 2007 (collectively, the “Agreement”). By its terms, the Agreement terminates 10 days after the notice of termination. The Company previously reported the terms of the Agreement under Item 3.02 of the Current Report on Form 8-K filed on August 13, 2007, and such Item 3.02 is incorporated herein by reference.

New Century served as strategic and financial advisor to the Subsidiary in connection with its merger with and into a wholly-owned subsidiary of the registrant, which merger closed on August 13, 2007. In accordance with the terms of the Agreement, the Company is not required to make any payments to New Century other than the payment of amounts accrued but unpaid through the termination date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 5, 2007

g8wave Holdings, Inc.

	By:	/s/ Habib Khoury
Habib Khoury
Chief Executive Officer